UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported): April 3, 2017

CORPORATE CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	814-00827	27-2857503
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 3, 2017, the Board of Directors (the “Board”) of Corporate Capital Trust, Inc. (the “Company”) unanimously approved a number of steps in connection with the commencement of plans to pursue a potential listing of the Company’s shares of common stock on a national securities exchange (the “Listing”). The Board also approved, and will be recommending to the Company’s stockholders, a number of amendments to the Company’s charter to conform to publicly listed peers of the Company, and the Board unanimously approved a new investment advisory agreement (the “Proposed Advisory Agreement”) with KKR Credit Advisors (US) LLC (“KKR”), the Company’s existing sub-advisor. Additional information is set forth below.

Plans for Potential Listing of Shares

The Company currently expects that the potential Listing could occur within the next 12 months or such earlier or later time as the Board may determine, taking into consideration market conditions and other factors. However, there can be no assurance that the Company will be able to complete the potential Listing within this timeframe or at all. The Company expects to disclose further details about its plans for the potential Listing during the next 12 months, including in the preliminary proxy statement described below.

Proposed New Advisory Agreement

In connection with the potential Listing, the Board also approved the Proposed Advisory Agreement, which will become effective following the satisfaction of certain conditions, including the Listing and stockholder approval of the Proposed Advisory Agreement as described below. The Company is currently advised by CNL Fund Advisors Company (“CFA”) pursuant to an advisory agreement and KKR pursuant to a sub-advisory agreement. Concurrent with the Listing, KKR will acquire certain of CFA’s assets primarily used in its current role as investment advisor to the Company, and in connection with that transaction, CNL and KKR agreed to recommend to the Board that KKR become the sole investment advisor, effective upon the Listing and stockholder approval of the Proposed Advisory Agreement. Additionally, a special advisory committee will be created following the Listing for Board consultation to which a CFA representative will be appointed. The Company expects to disclose further details about the Proposed Advisory Agreement over the next few months, including in the preliminary proxy statement described below.

Preliminary Proxy Statement; Proposed Charter Amendments

In connection with the foregoing, the Board approved the filing of a preliminary proxy statement to solicit stockholder approval of certain proposals related to the proposed amendments to the Company’s charter that the Board is recommending that the Company’s stockholders approve in connection with the potential Listing. The preliminary proxy statement will also contain a proposal to approve the Proposed Advisory Agreement, as required by the Investment Company Act of 1940, as amended. In addition, the preliminary proxy statement will contain proposals related to the re-election of certain of the Company’s directors to a new term expiring in 2020 and the ratification of the appointment of the Company’s independent registered public accounting firm.

Additional Information and Where to Find It

In connection with the matters described in this report, the Company intends to file relevant materials with the Securities and Exchange Commission (“SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the stockholder meeting relating to such matters. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THIS REPORT. The preliminary proxy statement, the definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.corporatecapitaltrust.com), or by writing to the Company at 450 S. Orange Avenue, Orlando, Florida 32801 (telephone number 866-650-0650).

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the matters described in this report. Information about the Company’s directors and officers, as well as the identity of other potential participants, and their respective direct or indirect interests in such matters, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC.

Forward Looking Statements

The information in this report may include “forward-looking statements.” These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the Company’s expectations include those disclosed in the Company’s filings with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 20, 2017. The Company undertakes no obligation to update such statements to reflect subsequent events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE CAPITAL TRUST, INC. a Maryland corporation

Date: April 5, 2017	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Financial Officer